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                                                                   EXHIBIT 10.12


                                    March 23, 1989
     Mr. Donald J. Bainton
     39 Westbrother Drive
     Greenwich, CT 06830

     Dear Don:

     Pursuant to the action of the Board of Directors, the following amended employment agreement has been approved.

     1. Your salary shall be $180,000/(1)/ per year, effective March 27, 1989, or such other amount as the Board of directors shall, in the future, determine.
     2. The expiration date of the non-qualified stock option to purchase 40,000 shares of the Company's Common Stock, which was awarded to you in 1983, will be extended until November 15, 1998.
     3.  This agreement will terminate December 31, 1999.
     4. All shares of stock previously issued to you in lieu of cash compensation (except those shares which had previously been released from forfeiture) shall remain subject to forfeiture until December 31, 1999 or such earlier date as the Board of Directors shall, in the future, determine.
     5. In the event of your death prior to December 31, 1999, providing that you are at that time an employee of the Company, your wife shall be paid one-half of the amounts that would otherwise have been paid to you as salary until her death./(2)/ Such amounts shall be paid bi-weekly.

     If you find this agreement acceptable, please so signify by signing and returning the enclosed copy of this letter to me.

                                    Sincerely,
                                    VIATECH, INC.
                                    /s/ Abdo Yazgi
                                    -----------------
                                    Abdo Yazgi
                                    Secretary
     ACCEPTED:
     By:    /s/Donald J. Bainton
         -----------------------
     DATED:    March 24, 1989
               --------------



     (1) $420,000 effective March 18, 1995 as amended March 6, 1995 by Personnel Committee of Board.
     (2) As amended August 8, 1995 by Personnel Committee of Board.

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